UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________

FORM 8-K

______________________________________

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2018

______________________________________

SPECTRUM BRANDS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

______________________________________

Delaware (State or other jurisdiction of incorporation)	1-4219 (Commission File Number)	74-1339132 (I.R.S. Employer Identification No.)

3001 Deming Way
Middleton, Wisconsin 53562
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report filed on Form 8-K with the Securities and Exchange Commission (the “SEC”) on November 19, 2018, Spectrum Brands Holdings, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Acquisition Agreement (the “GBL Amended Agreement”) with Energizer Holdings, Inc., a Missouri corporation (“Energizer”), on November 15, 2018.

On January 2, 2019, pursuant to the terms and conditions of the GBL Amended Agreement, Energizer completed its previously announced acquisition of the Company’s global battery, lighting and portable power business (the “GBL Business”) for an aggregate purchase price of $2.0 billion in cash.

The foregoing description of the GBL Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the GBL Amended Agreement filed on the Current Report on Form 8-K filed by the Company on November 15, 2018, which agreement is incorporated herein by reference in its entirety.

The exhibits filed herewith have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Energizer or the GBL Business.  In particular, the assertions embodied in the representations and warranties in the GBL Amended Agreement were made as of a specified date, are modified or qualified by information in a confidential disclosure letter prepared in connection with the execution and delivery of the GBL Amended Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the GBL Amended Agreement are not necessarily characterizations of the actual state of facts about the Company, Energizer or the GBL Business at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 28, 2018, the Company entered into success-based transaction agreements with David Maura, its Chairman and Chief Executive Officer, Douglas L. Martin, its Executive Vice President and Chief Financial Officer, Randal D. Lewis, its Senior Vice President and Chief Operating Officer, and Ehsan Zargar, its Executive Vice President, General Counsel and Corporate Secretary. The agreements were approved by the Compensation Committee and Board of Directors of the Company.

The total amount payable under the agreements are up to $5,000,000 for Mr. Maura and up to $500,000 for each of Messrs. Martin, Lewis and Zargar, in each case less applicable taxes. Sixty percent (60%) of such amount is payable upon Batteries Sale Closing and forty percent (40%) is payable upon the Global AutoCare Closing, in each case subject to the executive’s continued employment on such date. No payments will be made if the Batteries Sale Closing and the Global AutoCare Closing do not occur.

If the executive’s employment is terminated by the Company without “cause” or for “good reason” as set forth in the executive’s employment agreement or severance agreement, and the Global Autocare Closing or Batteries Sale Closing occurs within one year following the date of such termination, then the executive will receive the payment at the same time as if he had remained an active employee.

“Batteries Sale Closing” means the consummation of the sale or disposition of the GBL Business (whether by stock sale, merger, asset sale (of all or substantially all of such assets) or otherwise) to a Person (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than the Company or its affiliates. “Global Auto Care Closing” means the consummation of the sale or disposition of the Company’s global autocare business (whether by stock sale, merger, asset sale (of all or substantially all of such assets) or otherwise) to a Person other than the Company or its affiliates.

Item 7.01Regulation FD Disclosure

A press release related to the matters described in Item 2.01 of this Current Report on Form 8-K is included in Exhibit 99.1. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such act, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)Not applicable.

(b)The pro forma financial information required by Item 9.01(b) will be filed by an amendment to this Current Report on Form 8-K no later than four (4) business days from the date hereof.

(c)Not applicable.

(d)Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1

Amended and Restated Acquisition Agreement, dated as of November 15, 2018, by and between Energizer Holdings, Inc. and Spectrum Brands Holdings, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

99.1	Press Release, dated January 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2019

SPECTRUM BRANDS HOLDINGS, INC.

By:/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Executive Vice President, General Counsel and Secretary